UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

CORTEX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16467	33-0303583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported by Cortex Pharmaceuticals, Inc. (the “Company”), on August 13, 2008 Mark A. Varney, Ph.D., the Company’s former Chief Scientific Officer and Chief Operating Officer, assumed the positions of President and Chief Executive Officer of the Company. On December 19, 2008, the Company entered into an Employment Agreement with Dr. Varney (the “Employment Agreement”) to record the new terms of his employment with the Company. Pursuant to the Employment Agreement, Dr. Varney is entitled to a base salary of $362,000 per year. In addition, Dr. Varney may, at the discretion of the Committee, receive annual stock option grants, and he will have the opportunity to earn an annual bonus, in an amount determined by the Committee and which the Board determines is appropriate based on the Company’s financial condition, upon his attainment of individual and corporate performance criteria specified by the Board. The Company will continue the mortgage assistance program provided to Dr. Varney at the time of his initial employment by the Company, pursuant to which the Company paid 6% of the principal amount of a mortgage (not to exceed $1,200,000) on Dr. Varney’s primary residence in Southern California during the first year of his employment, which amount declined, and will continue to decline, by 1% each year through 2011 and which amount is grossed up by a factor of 1.6 to cover Dr. Varney’s additional income tax liabilities. The mortgage assistance program will end upon the earlier of the termination of Dr. Varney’s employment or August 2011. In the event of either a termination by the Company of Dr. Varney’s employment without “cause” or Dr. Varney’s termination of his employment for “good reason,” Dr. Varney will be entitled to receive severance pay equal to twelve months of his base salary, payable over twelve months following the date of termination and in accordance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.112 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See the disclosure set forth under Item 1.01 regarding the Employment Agreement, which is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.112	Employment Agreement, dated as of December 19, 2008, between Cortex Pharmaceuticals, Inc. and Mark A. Varney, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2008	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Maria S. Messinger
Maria S. Messinger Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.112	Employment Agreement, dated as of December 19, 2008, between Cortex Pharmaceuticals, Inc. and Mark A. Varney, Ph.D.